EXHIBIT 10.6

AMENDMENT No. 5

To

FILLING SERVICES AGREEMENT

This Amendment No. 5 to the Filling Services Agreement dated March 18, 2002 is made and entered into this 14th day of May, 2007, by and between Emergent BioDefense Operations Lansing, Inc. ("Emergent BioDefense") (formerly BioPort Corporation), a Michigan corporation having its principal place of business at 3500 North Martin Luther King Jr. Blvd., Lansing, Michigan 48906, and Hollister-Stier Laboratories LLC (Hollister-Stier), a Delaware limited liability corporation having its principal place of business at 3525 North Regal Street, Spokane, Washington 99207.

RECITALS

Emergent BioDefense and Hollister-Stier deem it desirable and to be in the best interests of the parties to amend the Agreement as hereinafter described and, therefore, the parties agree as follows:

A.	Amendment

Pursuant to Section 10.0 Ten and Termination – It is the desire of Emergent BioDefense and Hollister-Stier to extend the term of this agreement from December 31, 2007 to December 31, 2010.

B.	Remaining Agreement

Except as set forth in Section A. hereof, all other terms, provisions and conditions of the Agreement remain in full force and effect as of the date hereof.

In WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date hereinabove stated, to be effective as of the date hereinabove stated.

HOLLISTER-STIER LABORATORIES LLC	EMERGENT BIODEFENSE OPERATIONS LANSING INC

By: /S/Anthony B. Bonanzino	By: /S/Robert G. Kramer
Name: Anthony D. Bonanzino, Ph.D.	Name: Robert G. Kramer
Title: President and CEO	Title: President and CEO
Date: 05-14-07	Date: 6-13-07